                          CERTIFICATE OF INCORPORATION

                                       OF

                              CADENCE NETWORK, INC.

     FIRST. The name of the Corporation is Cadence Network, Inc.

     SECOND.  The address of its  registered  office in the State of Delaware is
     Corporation  Trust Center,  1209 Orange Street,  in the City of Wilmington,
     County of New Castle.  The name of its registered  agent at such address is
     The Corporation Trust Company.

     THIRD.  The nature of the  business or purposes to be conducted or promoted by the  Corporation  is to engage in any lawful act or  activity  for which corporations  may  be  organized  under  the  General  Corporation  Law  of
     Delaware.

     FOURTH.  The  total  number of shares  of all  classes  of stock  which the
     Corporation will have authority to issue is 40,125,000  shares,  consisting of (i)  22,500,000  shares  of  Common  Stock,  $0.01  par  value per share
     ("Common Stock"),  and (ii) 17,625,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock").

          The  following  is a  statement  of the  designations  and the powers,
          privileges  and  rights,  and  the   qualifications,   limitations  or
          restrictions  thereof in respect of each class of capital stock of the
          Corporation.

               A. COMMON STOCK.

                    1.   General. The voting, dividend and liquidation rights of
                         the holders of the Common Stock are,  upon the issuance
                         of  Preferred  Stock  of  any  series,  subject  to and
                         qualified by the rights of the holders of the Preferred
                         Stock of any series as may be  designated  by the Board
                         of Directors.

                    2.   Voting. The holders of the Common Stock are entitled to
                         one  vote  for  each  share  held  at all  meetings  of
                         stockholders (and written actions in lieu of meetings).
                         There will be no cumulative voting.

                    3.   Dividends.  Dividends  may be declared  and paid on the
                         Common Stock from funds lawfully  available therefor as
                         and  when  determined  by the  Board of  Directors  and
                         subject to any preferential dividend rights of any then
                         outstanding Preferred Stock.

                    4.   Liquidation. Upon the dissolution or liquidation of the
                         Corporation,  whether voluntary or involuntary, holders
                         of Common  Stock will be entitled to receive all assets
                         of the  Corporation  available for  distribution to its
                         stockholders, subject to any preferential rights of any
                         then outstanding Preferred Stock.

               B. PREFERRED STOCK.

                    Preferred  Stock may be  issued  from time to time in one or more  series.  Any shares of Preferred  Stock that are  redeemed, purchased or acquired by the  Corporation  may be reissued except as otherwise  provided by law or by the  designation of the terms of such Preferred Stock. Different series of Preferred Stock will not be construed to  constitute  different  classes of shares for the purposes of voting by classes unless expressly provided.

                    The Board of Directors  will have the authority from time to time to issue the Preferred  Stock in one or more series,  and in connection  with the issuance of each such series,  by resolution or resolutions  providing for the issue thereof, to determine and fix such  designations,  preferences and relative  participating, optional or other special rights, and qualifications, limitations or restrictions  thereof,  including,  without limitation,  full, limited or no voting powers, dividend rights,  conversion rights,
               redemption   privileges,   preemptive   rights  and   liquidation
               preferences, all to the full extent now or hereafter permitted by the General  Corporation  Law of Delaware.  Without  limiting the foregoing,  the resolution or resolutions  providing for issuance of any series of  Preferred  Stock may  provide  that such series will be  superior,  rank  equally  or be junior to the  Preferred
               Stock of any other series to the extent  permitted by law. Except as otherwise  provided in this Certificate of  Incorporation,  no vote of the holders of the  Preferred  Stock or Common Stock will be a prerequisite to the designation or issuance of any shares of
               any  series  of  the  Preferred  Stock   authorized  by  of  this
               Certificate of Incorporation.

     FIFTH.  The name  and  mailing  address  of the  sole  incorporator  are as follows:

                                  Derek D. Bork
                          Thompson Hine & Flory LLP
                                 3900 Key Tower
                                127 Public Square
                               Cleveland, OH 44114

     SIXTH.  The  names  of the  initial  directors  of the  Corporation  are as follows:

                              Donald B. Ingle, Jr.
                                 Janice B. Case
                               Patricia K. Vincent

     SEVETH.  In  furtherance  of and not in limitation  of powers  conferred by statute, it is further provided:

                    1.   Election  of  directors  does not need to be by written
                         ballot.

                    2.   The  Board of  Directors  is  expressly  authorized  to
                         adopt, amend or repeal the By-laws of the Corporation.

     EIGHTH. No director will have personal  liability to the Corporation or its stockholders  for  monetary  damages  for  breach  of  fiduciary  duty as a director,  except to the extent  required by law. No amendment to or repeal of this  provision  will  apply to or have any effect on the  liability  or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     NINTH.

                    1.   Actions,  Suits and Proceedings Other than by or in the
                         Right  of  the   Corporation.   The  Corporation   will
                         indemnify  each  person  who  was or is a  party  or is
                         threatened  to be  made  a  party  to  any  threatened,
                         pending  or  completed  action,   suit  or  proceeding,
                         whether    civil,    criminal,     administrative    or
                         investigative  (other than an action by or in the right
                         of the  Corporation),  by reason of the fact that he is
                         or was, or has agreed to become,  a director or officer
                         of the Corporation, or is or was serving, or has agreed
                         to  serve,  at the  request  of the  Corporation,  as a
                         director,  officer  or  trustee  of,  or  in a  similar
                         capacity with, another corporation,  partnership, joint
                         venture,  trust  or  other  enterprise  (including  any
                         employee   benefit   plan)   (each  such   person,   an
                         "Indemnified  Person"),  or by  reason  of  any  action
                         alleged to have been taken or omitted in such capacity,
                         against  all  expenses  (including   attorneys'  fees),
                         judgments,   fines  and  amounts  paid  in   settlement
                         actually  and  reasonably  incurred  by  him  or on his
                         behalf  in  connection   with  such  action,   suit  or
                         proceeding  and any  appeal  therefrom,  if he acted in
                         good faith and in a manner he reasonably believed to be
                         in,  or not  opposed  to,  the  best  interests  of the
                         Corporation,  and, with respect to any criminal  action
                         or proceeding,  had no reasonable  cause to believe his
                         conduct was unlawful.  The  termination  of any action,
                         suit or  proceeding,  by judgment,  order,  settlement,
                         conviction  or upon a plea of  nolo  contendere  or its
                         equivalent,  will not, of itself,  create a presumption
                         that the  Indemnified  Person did not act in good faith
                         and in a manner which he reasonably  believed to be in,
                         or  not   opposed  to,  the  best   interests   of  the
                         Corporation,  and, with respect to any criminal  action
                         or proceeding, had reasonable cause to believe that his
                         conduct was unlawful.  Notwithstanding  anything to the
                         contrary in this Article NINTH,  except as set forth in
                         Section 7 of this Article NINTH,  the Corporation  will
                         not indemnify  any person  seeking  indemnification  in
                         connection   with  a  proceeding   (or  part   thereof)
                         initiated by such person unless the initiation  thereof
                         was   approved  by  the  Board  of   Directors  of  the
                         Corporation.  Notwithstanding  anything to the contrary
                         in  this  Article  NINTH,   the  Corporation  will  not
                         indemnify  any  person  to the  extent  such  person is
                         reimbursed  from the proceeds of insurance,  and in the
                         event  the   Corporation   makes  any   indemnification
                         payments to any person and such person is  subsequently
                         reimbursed from the proceeds of insurance,  such person
                         will promptly refund such  indemnification  payments to
                         the   Corporation  to  the  extent  of  such  insurance
                         reimbursement.

                    2.   Actions or Suits by or in the Right of the Corporation.
                         The Corporation  will indemnify any Indemnified  Person
                         who was or is a  party  or is  threatened  to be made a
                         party to any threatened, pending or completed action or
                         suit by or in the right of the Corporation to procure a
                         judgment  in its favor by reason of the fact that he is
                         or was, or has agreed to become,  a director or officer
                         of the Corporation, or is or was serving, or has agreed
                         to  serve,  at the  request  of the  Corporation,  as a
                         director,  officer  or  trustee  of,  or  in a  similar
                         capacity with, another corporation,  partnership, joint
                         venture,  trust  or  other  enterprise  (including  any
                         employee  benefit  plan),  or by reason  of any  action
                         alleged to have been taken or omitted in such capacity,
                         against all expenses  (including  attorneys' fees) and,
                         to  the  extent  permitted  by  law,  amounts  paid  in
                         settlement  actually and reasonably  incurred by him or
                         on his behalf in connection  with such action,  suit or
                         proceeding  and any  appeal  therefrom,  if he acted in
                         good faith and in a manner he reasonably believed to be
                         in,  or not  opposed  to,  the  best  interests  of the
                         Corporation,  except  that no  indemnification  will be
                         made in  respect  of any  claim,  issue or matter as to
                         which such person has been adjudged to be liable to the
                         Corporation  unless  and  only to the  extent  that the
                         Court  of   Chancery  of   Delaware   determines   upon
                         application  that,  despite  the  adjudication  of such
                         liability but in view of all the  circumstances  of the
                         case, such person is fairly and reasonably  entitled to
                         indemnity for such expenses (including attorneys' fees)
                         which  the  Court of  Chancery  of  Delaware  will deem
                         proper.

                    3.   Indemnification   for  Expenses  of  Successful  Party.
                         Notwithstanding  the other  provisions  of this Article
                         NINTH,  to the extent  that an  Indemnified  Person has
                         been successful, on the merits or otherwise, in defense
                         of  any  action,  suit  or  proceeding  referred  to in
                         Sections 1 or 2 of this Article NINTH, or in defense of
                         any claim,  issue or matter therein,  or on appeal from
                         any  such  action,  suit  or  proceeding,  he  will  be
                         indemnified against all expenses (including  attorneys'
                         fees) actually and reasonably incurred by him or on his
                         behalf in connection  therewith.  Without  limiting the
                         foregoing,   if  any  action,  suit  or  proceeding  is
                         disposed  of, on the merits or  otherwise  (including a
                         disposition   without   prejudice),   without  (i)  the
                         disposition  being an adjudication that the Indemnified
                         Person  was liable to the  Corporation,  (ii) a plea of
                         guilty or nolo  contendere by the  Indemnified  Person,
                         (iii) an adjudication  that the Indemnified  Person did
                         not act in good  faith  and in a manner  he  reasonably
                         believed to be in or not opposed to the best  interests
                         of  the  Corporation,  and  (iv)  with  respect  to any
                         criminal   proceeding,   an   adjudication   that   the
                         Indemnified  Person had reasonable cause to believe his
                         conduct was unlawful,  the  Indemnified  Person will be
                         considered for the purposes  hereof to have been wholly
                         successful with respect thereto.

                    4.   Notification  and  Defense  of  Claim.  As a  condition
                         precedent   to  his  right  to  be   indemnified,   the
                         Indemnified  Person  must  notify  the  Corporation  in
                         writing as soon as  practicable  of any  action,  suit,
                         proceeding  or  investigation  involving  him for which
                         indemnity will or could be sought.  With respect to any
                         action, suit,  proceeding or investigation of which the
                         Corporation  is so notified,  the  Corporation  will be
                         entitled  to  participate  therein  at its own  expense
                         and/or  to  assume  the  defense  thereof  at  its  own
                         expense,  with legal counsel  reasonably  acceptable to
                         the   Indemnified   Person.   After   notice  from  the
                         Corporation to the  Indemnified  Person of its election
                         so to assume such defense,  the Corporation will not be
                         liable to the Indemnified Person for any legal or other
                         expenses   subsequently  incurred  by  the  Indemnified
                         Person in  connection  with such  claim,  other than as
                         provided in this Section 4. The Indemnified Person will
                         have the right to employ his own counsel in  connection
                         with  such  claim,  but the fees and  expenses  of such
                         counsel  incurred after notice from the  Corporation of
                         its  assumption  of the defense  thereof will be at the
                         expense  of  the  Indemnified  Person  unless  (i)  the
                         employment  of  counsel by the  Indemnified  Person has
                         been authorized by the Corporation, (ii) counsel to the
                         Indemnified Person has reasonably  concluded that there
                         may  be a  conflict  of  interest  or  position  on any
                         significant  issue  between  the  Corporation  and  the
                         Indemnified  Person in the  conduct  of the  defense of
                         such  action or (iii) the  Corporation  has not in fact
                         have  employed  counsel to assume  the  defense of such
                         action, in each of which cases the fees and expenses of
                         counsel  for  the  Indemnified  Person  will  be at the
                         expense  of  the   Corporation,   except  as  otherwise
                         expressly   provided  by  this   Article   NINTH.   The
                         Corporation  will not be entitled,  without the consent
                         of the Indemnified Person, to assume the defense of any
                         claim brought by or in the right of the  Corporation or
                         as to which  counsel  for the  Indemnified  Person  has
                         reasonably made the conclusion set forth in clause (ii)
                         above.

                    5.   Advance  of  Expenses.  Subject  to the  provisions  of
                         Section 6 of this ARTICLE NINTH,  in the event that the
                         Corporation  does not assume the  defense  pursuant  to
                         Section 4 of this  Article  NINTH of any action,  suit,
                         proceeding or  investigation  of which the  Corporation
                         receives notice under this Article NINTH,  any expenses
                         (including  attorneys' fees) incurred by an Indemnified
                         Person in defending a civil or criminal  action,  suit,
                         proceeding  or  investigation  or any appeal  therefrom
                         will be paid by the Corporation in advance of the final
                         disposition  of such matter;  provided that the payment
                         of such expenses  incurred by an Indemnified  Person in
                         advance of the final disposition of such matter will be
                         made  only  upon  receipt  of an  undertaking  by or on
                         behalf of the  Indemnified  Person to repay all amounts
                         so  advanced  in  the  event  that  it  is   ultimately
                         determined that the Indemnified  Person is not entitled
                         to be indemnified  by the  Corporation as authorized in
                         this Article NINTH.  Such  undertaking will be accepted
                         without  reference  to  the  financial  ability  of the
                         Indemnified Person to make such repayment.

                    6.   Procedure  for  Indemnification.  In  order  to  obtain
                         indemnification  or advancement of expenses pursuant to
                         Section  1,  2,  3 or  5 of  this  Article  NINTH,  the
                         Indemnified  Person  must submit to the  Corporation  a
                         written  request and  include  with such  request  such
                         documentation   and   information   as  is   reasonably
                         available to the  Indemnified  Person and is reasonably
                         necessary to  determine  whether and to what extent the
                         Indemnified  Person is entitled to  indemnification  or
                         advancement of expenses.  Any such  indemnification  or
                         advancement of expenses will be made  promptly,  and in
                         any  event   within  60  days  after   receipt  by  the
                         Corporation of the written  request of the  Indemnified
                         Person, unless with respect to requests under Section 1
                         or 2 the  Corporation  determines  within  such  60-day
                         period  that the  Indemnified  Person  did not meet the
                         applicable  standard  of conduct set forth in Section 1
                         or 2, as the case may be.  Such  determination  will be
                         made in each  instance  by (a) a  majority  vote of the
                         directors of the  Corporation  who are not at that time
                         parties to the action,  suit or  proceeding in question
                         ("disinterested  directors"),  whether or not a quorum,
                         (b) a  majority  vote of a  quorum  of the  outstanding
                         shares of stock of all classes  entitled to vote in the
                         election  of  directors,  voting  as  a  single  class,
                         excluding  shares held by stockholders  who are at that
                         time  parties  to the  action,  suit or  proceeding  in
                         question,  (c)  independent  legal counsel (who may, to
                         the extent  permitted by law, be regular  legal counsel
                         to  the  Corporation)  or  (d)  a  court  of  competent
                         jurisdiction.

                    7.   Remedies.  The right to  indemnification or advances as
                         granted by this Article  NINTH will be  enforceable  by
                         the  Indemnified  Person  in  any  court  of  competent
                         jurisdiction if the Corporation denies such request, in
                         whole or in part, or if no disposition  thereof is made
                         within the 60-day period referred to above in Section 6
                         of this Article  NINTH.  Unless  otherwise  required by
                         law, the burden of proving that the Indemnified  Person
                         is not entitled to  indemnification  or  advancement of
                         expenses  under  this  Article  NINTH  will  be on  the
                         Corporation.  Neither the failure of the Corporation to
                         have made a determination  prior to the commencement of
                         such  action  that  indemnification  is  proper  in the
                         circumstances  because the  Indemnified  Person has met
                         the  applicable  standard  of  conduct,  nor an  actual
                         determination by the Corporation  pursuant to Section 6
                         of this Article NINTH that the  Indemnified  Person has
                         not met such applicable standard of conduct,  will be a
                         defense to the action or create a presumption  that the
                         Indemnified Person has not met the applicable  standard
                         of   conduct.   The   Indemnified   Person's   expenses
                         (including attorneys' fees) incurred in connection with
                         successfully establishing his right to indemnification,
                         in whole or in part, in any such  proceeding  will also
                         be indemnified by the Corporation.

                    8.   Subsequent  Amendment.  No  amendment,  termination  or
                         repeal  of  this  Article  NINTH  or  of  the  relevant
                         provisions of the General  Corporation  Law of Delaware
                         or any other applicable laws will affect or diminish in
                         any  way  the  rights  of  any  Indemnified  Person  to
                         indemnification   under  the  provisions   hereof  with
                         respect   to   any   action,   suit,    proceeding   or
                         investigation   arising  out  of  or  relating  to  any
                         actions,  transactions  or facts occurring prior to the
                         final  adoption  of  such  amendment,   termination  or
                         repeal.

                    9.   Other Rights.  The  indemnification  and advancement of
                         expenses  provided  by this  Article  NINTH will not be
                         deemed  exclusive  of any  other  rights  to  which  an
                         Indemnified    Person   seeking    indemnification   or
                         advancement  of expenses may be entitled  under any law
                         (common   or   statutory),   agreement   or   vote   of
                         stockholders or  disinterested  directors or otherwise,
                         both as to action in his  official  capacity  and as to
                         action in any other  capacity  while holding office for
                         the Corporation, and will continue as to an Indemnified
                         Person who has ceased to be a director or officer,  and
                         will  inure  to  the  benefit  of  the  estate,  heirs,
                         executors and administrators of the Indemnified Person.
                         Nothing  in  this  Article  NINTH  will  be  deemed  to
                         prohibit,   and   the   Corporation   is   specifically
                         authorized to enter into,  agreements with officers and
                         directors   providing    indemnification   rights   and
                         procedures  different  from  those  set  forth  in this
                         Article NINTH. In addition, the Corporation may, to the
                         extent  authorized  from  time to time by its  Board of
                         Directors,   grant  indemnification   rights  to  other
                         employees or agents of the Corporation or other persons
                         serving  the   Corporation   and  such  rights  may  be
                         equivalent to, or greater or less than, those set forth
                         in this Article NINTH.

                    10.  Partial  Indemnification.  If an Indemnified  Person is
                         entitled  under any  provision of this Article NINTH to
                         indemnification  by  the  Corporation  for  some  or  a
                         portion of the expenses  (including  attorneys'  fees),
                         judgments, fines or amounts paid in settlement actually
                         and  reasonably  incurred  by him or on his  behalf  in
                         connection  with  any  action,   suit,   proceeding  or
                         investigation and any appeal therefrom, but not for the
                         total amount thereof, the Corporation will nevertheless
                         indemnify  the  Indemnified  Person for the  portion of
                         such expenses (including  attorneys' fees),  judgments,
                         fines  or  amounts  paid in  settlement  to  which  the
                         Indemnified Person is entitled.

                    11.  Insurance.  The  Corporation  may purchase and maintain insurance,  at its expense,  to protect  itself and any
                         director, officer, employee or agent of the Corporation
                         or another  corporation,  partnership,  joint  venture,
                         trust  or  other  enterprise  (including  any  employee
                         benefit  plan)  against any expense,  liability or loss
                         incurred by him in any such capacity, or arising out of
                         his  status  as such,  whether  or not the  Corporation
                         would have the power to indemnify  such person  against
                         such  expense,  liability  or loss  under  the  General
                         Corporation Law of Delaware.

                    12.  Merger or  Consolidation.  If the Corporation is merged into or consolidated  with another  corporation and the
                         Corporation  is  not  the  surviving  corporation,  the
                         surviving  corporation  will assume the  obligations of
                         the  Corporation  under this Article NINTH with respect
                         to  any  action,  suit,   proceeding  or  investigation
                         arising out of or relating to any actions, transactions
                         or   facts   occurring   prior   to  such   merger   or
                         consolidation.

                    13.  Savings  Clause.  If this Article  NINTH or any portion hereof is held to be  invalidated  on any ground by any
                         court of competent  jurisdiction,  then the Corporation
                         will nevertheless  indemnify each Indemnified Person as
                         to any expenses (including attorneys' fees), judgments,
                         fines and amounts paid in settlement in connection with
                         any action, suit, proceeding or investigation,  whether
                         civil, criminal or administrative,  including an action
                         by or in the right of the  Corporation,  to the fullest
                         extent  permitted  by any  applicable  portion  of this
                         Article NINTH that has not been  invalidated and to the
                         fullest extent permitted by applicable law.

                    14.  Definitions.  Each of the  terms  used in this  Article
                         NINTH and defined in Section  145(h) or Section  145(i)
                         of the General  Corporation  Law of Delaware  will have
                         the meaning given to such terms in such Section  145(h)
                         or Section 145(i).

                    15.  Subsequent Legislation.  If the General Corporation Law
                         of Delaware is amended  after  adoption of this Article
                         NINTH to expand the  indemnification  or advancement of
                         expenses  permitted to  Indemnified  Persons,  then the
                         Corporation will indemnify and advance expenses to such
                         persons to the fullest extent  permitted by the General
                         Corporation Law of Delaware, as so amended.

     TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner
     now  or  hereafter   prescribed   by  statute  and  this   Certificate   of
     Incorporation,  and all  rights  conferred  upon  stockholders  herein  are granted subject to this reservation.

                    EXECUTED as of the 7th day of March, 2000.

                                                              /s/Derek D. Bork
                                                              Derek D. Bork
                                                              Incorporator